UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2015

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Executive Employment Agreement

On March 28, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Westwood Holdings Group, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Executive Employment Agreement, effective as of May 1, 2010, between the Company and Brian O. Casey (the “Employment Agreement”). The Employment Agreement sets forth the terms under which Mr. Casey serves as the Company’s President and Chief Executive Officer and is annually nominated for reelection to the Company’s Board of Directors. The Amendment, which was executed on April 2, 2015, extends the term of the Employment Agreement, with the continuation of all of its current terms through December 31, 2015.

The foregoing descriptions of the Amendment and the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Amendment and the Employment Agreement. The Amendment is attached hereto as Exhibit 10.1. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2010.

Restricted Stock Agreement

On March 28, 2015, the Compensation Committee approved a grant of 35,000 shares of restricted common stock (“Restricted Stock”) to Mr. Casey. The Company and Mr. Casey entered in a Restricted Stock Agreement covering the grant effective March 28, 2015. The shares of Restricted Stock will vest on or before March 1, 2016, subject to the terms of the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan and a performance vesting goal for fiscal year 2015 that was set by the Compensation Committee in the first quarter of 2015. The performance vesting goal is based on the Company’s “adjusted pre-tax income”, and is further described in the Restricted Stock Agreement. Upon the termination of Mr. Casey’s employment, any shares of Restricted Stock that have not vested will be forfeited, except (i) in the event of death, in which case all shares of Restricted Stock will vest, and (ii) as may be provided otherwise in the Employment Agreement.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restricted Stock Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Executive Employment Agreement dated as of April 2, 2015 between the Company and Brian O. Casey

10.2	Restricted Stock Agreement effective March 28, 2015 between the Company and Brian O. Casey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: April 2, 2015	/s/ Brian O. Casey
Brian O. Casey,
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Executive Employment Agreement dated as of April 2, 2015 between the Company and Brian O. Casey

10.2	Restricted Stock Agreement effective March 28, 2015 between the Company and Brian O. Casey